Exhibit 99.1

Galectin Therapeutics Announces New Stock Trading Symbol “GALT”

Newton, MA – June 15, 2011 – Galectin Therapeutics Inc. (OTC: GALT) today announced that the Financial Industry Regulatory Authority (FINRA) approved the change in the Company’s stock symbol from “PRWP” to “GALT” effective tomorrow, June 16, 2011. The new stock symbol mirrors the change in the Company’s name to Galectin Therapeutics which was chosen to more accurately reflect our core expertise in galectin science and leading platform for the creation of galectin inhibitors to treat serious disease including fibrosis and cancer.

About Galectin Therapeutics

Galectin Therapeutics (OTC: GALT) is developing promising carbohydrate-based therapies for fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since our inception, uncertainty as to adequate financing of our operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect our intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in our SEC filings. We cannot assure that we have identified all risks or that others may emerge which we do not anticipate. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact: Anthony D. Squeglia, Chief Financial Officer, 617.559.0033, squeglia@galectintherapeutics.com